Exhibit 23.3



PRICEWATERHOUSECOOPERS [LOGO]

-------------------------------------------------------------------------------
                                                PricewaterhouseCoopers LLP
                                                89 Sandyford Road
                                                Newcastle upon Tyne NE99 1PL
                                                Telephone +44 (0) 191 232 8493
                                                Facsimile +44 (0) 191 261 9490

                                   Exhibit 23.3




The Board of Directors
Granite Mortgages 04-2 plc
Fifth Floor
100 Wood Street
London
EC2V 7EX

The Board of Directors
Granite Finance Funding Limited
4 Royal Mint Court
London
EC3N 4HJ



May 18, 2004



Dear Sir or Madam

CONSENT OF INDEPENDENT ACCOUNTANTS WITH RESPECT TO THE PROSPECTUS OF GRANITE MORTGAGES 04-2 PLC DATED MAY 18, 2004 (THE "REGISTRATION STATEMENT").

We hereby consent to the use in this Registration Statement on Form S-11 of our report dated May 18, 2004 relating to the financial statements of Granite Mortgages 04-2 plc and our report dated May 18, 2004 relating to the financial statements of Granite Finance Funding Limited, which appear in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Yours faithfully

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP






PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. All partners in PricewaterhouseCoopers UK Associates A are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers LLP.